UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2011

CHINA CHANGJIANG MINING & NEW ENERGY CO., LTD.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-5474	75-2571032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Seventeenth Floor, Xin Hui Mansion, Gaoxin Road, Hi-Tech Zone, XI’AN P.R. CHINA
(Address of principal executive offices)

710075
(Zip Code)

+86.29.8833.1685
(Registrant’s telephone number, including area code)

North American Gaming and Entertainment Company
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes to Registrant’s Certifying Accountant.

On January 5, 2011, Brock, Schechter & Polakoff, LLP (“BSP”) resigned as the principal independent accountant to audit the consolidated financial statements of China Changjiang Mining & New Energy Company, Ltd. (the “Company”) as of and for the fiscal year ended December 31, 2010.  The Company’s Board of Directors accepted BSP’s resignation.  During the years ended December 31, 2009 and 2008, and the subsequent interim periods, there was a disagreement between BSP and the Company, arising with regard to the filing by the Company of the September 30, 2010 Quarterly Report on Form 10-Q without prior approval by BSP.  Further, BSP advised the Company that (i) BSP’s report for the year ended December 31, 2008 contained a going concern paragraph and a scope limitation on the value of goodwill; (ii) BSP’s report for the year ended December 31, 2009 contained a going concern paragraph and scope limitations for the value of goodwill and shares of stock; and (iii) certain material weaknesses were noted by BSP:  (A) the Company does not have the internal controls necessary to develop reliable financial statements; (B) the Company does not have sufficient knowledge of all the necessary financial statement disclosures that are required to be made in accordance with U.S. generally accepted accounting principles; (C) the Company’s Board of Directors contained various members of management and was not independent; and (D) the Company lacked an independent audit committee to oversee the external financial reporting process and the internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.  BSP further notified the Company, on January 14, 2011, that BSP believed that the Company’s failure to disclose the matters addressed in this Form 8-K in a timely manner constituted an illegal act.

On  March 18, 2011, the Company engaged Parker Randall CF (H.K.) CPA Limited (“Parker Randall)” as its independent accounting firm.  The decision to engage Parker Randall was approved by the Company’s Board of Directors.  BSP had, and used, the opportunity to communicate with Parker Randall regarding the Company’s financial statements, any disagreement between BSP and the Company, and the Company’s internal controls.

Item 4.02(b)	Non-reliance on previously issued financial statements or a related audit report or completed interim review

On January 7, 2011, the Company was formally notified by BSP of the following:

(i)	The September 30, 2010 condensed consolidated financial statements and the Form 10-Q for the related quarter should not be relied upon.

(ii)
The September 30, 2010 Quarterly Report on Form 10-Q was filed without prior approval by BSP and failed to address issues identified by the SEC, and for these reasons should be considered deficient and not timely filed.

(iii)
The Company’s December 31, 2009 consolidated financial statements and Form 10-K for the year ended December 31, 2009 include errors identified by the SEC that require correction, and that report, including its financial statements, should not be relied upon.

(iv)
The March 31, 2010 and June 30, 2010 condensed consolidated financial statements and Forms 10-Q include errors identified by the SEC that need to be corrected and those reports should not be relied upon.

The Company’s Board of Directors has not discussed the matters disclosed herein with BSP.  The Company has provided BSP with a copy of the disclosures made in this Current Report on Form 8-K and has requested that BSP furnish to the Company as promptly as possible a letter addressed to the SEC stating whether BSP agrees with the statements made herein and, if not, to state the respects in which it does not agree.  Upon the Company’s receipt of BSP’s response, the Company will file an amendment to this Current Report on Form 8-K and include BSP’s response as an exhibit to such amendment. Authorized officers of the Company have discussed the matters disclosed in this Current Report on Form 8-K with Parker Randall.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA CHANGJIANG MINING AND NEW ENERGY COMPANY, LTD

Dated: May 31, 2011	By:	/s/ Chen Wei Dong
	Name:	Chen Wei Dong
	Title:	President and Chief Executive Officer